This is an English translation for reference purpose only.

Exhibit 4.19

Polysilicon Supply Agreement

between

Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

AND

Changzhou Trina Solar Energy Co., Ltd.

Seller Agreement No.: ssc000119

Buyer Agreement No.: tcz—a1130—0803—cgc—120—0

March 29, 2008

Polysilicon Supply Agreement

THIS POLYSILICON SUPPLY AGREEMENT (hereinafter referred to as “this Agreement”) is made and entered into by the parties below as of March 29, 2008.

Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd., a company organized in the People’s Republic of China, with its registered address at 66# Yangshan Road, Xuzhou Economic Development Zone, Jiangsu Province, the People’s Republic of China, hereinafter referred to as “the Seller”;

AND

Changzhou Trina Solar Energy Co., Ltd., a company organized in the People’s Republic of China, with its registered address at 2# Tianhe Road, Xinbei District Electronic Industry Park, Changzhou, Jiangsu Province, hereinafter referred to as “the Buyer”

Hereinafter, the Buyer and the Seller are collectively referred to as “the Parties” and individually referred to as “a Party”.

RECITALS

WHEREAS, the Buyer wishes to establish a long-term supply and marketing relationship regarding the solar grade polysilicon with the Seller;

WHEREAS, the Buyer wishes to purchase from the Seller, and the Seller wishes to, as the supplier of the Buyer, sell to the Buyer, a specific quantity of solar grade polysilicon.

NOW, THEREFORE, in consideration of the foregoing recitals and the respective representations, warranties and covenants contained herein, the Parties hereby agree as follows:

Section 1 Definitions

1. Definitions. Unless the terms or context of this Agreement otherwise provide, the following terms shall have the meanings set out below.

1.1 “Parties” means the Buyer and the Seller.

1.2 “Party” means the Buyer or the Seller.

1.3 “Agreement” means this Polysilicon Supply Agreement, including all schedules and exhibits hereto as well as all the amendments, modifications and supplements as may be made hereto from time to time.

1.4 “Term” means the term of this Agreement from its Effective Date through its expiration date.

1.5 “Business Day” means any day on which the companies in the PRC are generally open for business in the PRC, including a Saturday or Sunday which the PRC government temporarily declares to be a working day (“Working Rest Day”), but excluding a statutory festival or holiday, or a Saturday or Sunday other than a Working Rest Day.

1.6 “Effective Date” means the day when the Parties sign this Agreement.

1.7 “Agreement Year” means a calendar year, i.e. from January 1 to December 31. For avoidance of doubt, the first year of this Agreement is from the Effective Date of this Agreement to December 31, 2008.

1.8 “Affiliate” means any entity which, directly or indirectly, is controlled by, under common control with, or in control of, a Party.

1.9 “Control” as mentioned in Article 1.8 above means the direct or indirect ownership of at least 50% voting shares or equity.

1.10 “Losses” means any damages, penalties, charges, costs, taxes, fines, deficits and other losses and expenses (losses of profits and value), including any interest, reasonable investigation fee, lawsuit expenses, reasonable lawyer’s fees, accountant’s fees and other experts’ expenses arising from or caused by any lawsuit or any claim, breach or assessment as well as any and all expenses relating thereto and including all lawyer’s fees resulting from (i) investigation or defense concerning third-party claims; (ii) allegation or dispute of any right against the other Party pursuant to this Agreement; and (iii) settlement of any case or lawsuit or any possible case or lawsuit.

1.11 “Intellectual Property Rights” or “IPR” means any and all rights in any invention, discovery, improvement, utility model, appearance design, copyrightable work, industrial design or mask work, algorithm, data structure, trade secrets or know-how, Confidential Information, or any idea having commercial value. IPR shall include any trademark, trade dress, trade name, domain name, or other marks that serve to identify and distinguish goods or services as coming from, or falling under the control of, a single source. IPR shall include all rights of whatsoever nature in computer software and data, all intangible rights or privileges of a nature similar to any of the foregoing in every case in any part of the world and all rights in any applications and granted registrations for any of the foregoing rights.

1.12 “China” or “PRC” means the People’s Republic of China, for the purpose of this Agreement, excluding Hong Kong SAR, Macao SAR and Taiwan.

1.13 “Renminbi” or “RMB” means the lawful currency of the People’s Republic of China.

1.14 “Law” means the laws, regulations, rules and other legislative, administrative or judicial notices, orders, decisions or pronouncements binding on either Party or in relation to the subject matter of this Agreement.

1.15 “Products” means the solar grade polysilicon as listed in Exhibit A “Product Specifications” hereto, which the Seller agrees to sell and deliver and the Buyer agrees to purchase and accept.

1.16 “Payment for Goods” means the aggregate of the product price (net price) and the taxes and fees payable by the Buyer.

1.17 “Advance Payment” has the meaning as set out in Article 3.5.1 below.

1.18 “Total Agreement Price” means the total price (tax included) as listed in Exhibit B.

Section 2 General Provisions

2.1. The Recitals hereof and exhibits hereto are made a part of this Agreement.

2.2. The headings of the main body, articles and paragraphs of this Agreement are only inserted for convenience of reference and shall not affect the meanings, interpretation or validity of this Agreement.

2.3. Within the term of this Agreement, the Buyer will purchase and accept the Products and pay the relevant price pursuant to the provisions of this Agreement.

2.4. Within the term of this Agreement, the Seller will sell and deliver the Products pursuant to the provisions of this Agreement.

2.5. The term of this Agreement shall commence from the Effective Date until December 31, 2015. Unless this Agreement is terminated or cancelled prematurely pursuant to its provisions, this Agreement shall remain in full force and effect until the Parties have fully performed their respective obligations under this Agreement.

2.6. Take-or-pay agreement. This Agreement is a take-or-pay agreement. Within the term of this Agreement, the Buyer shall absolutely and irrevocably accept the annual product quantity as specified in this Agreement per annum at the product price as set out in Exhibit B and make relevant payment according to the provisions. If, within any Agreement Year, the Buyer fails to perform the product quantity that shall be purchased for this year (including, but not limited to, failure to accept the agreed product quantity and failure to make relevant payment), the Seller will neglect such difference and give to the Buyer a notice of payment covering the full agreed price. The Buyer shall pay up the amount as indicated in the notice of payment within thirty (30) days of giving such notice of payment. The Buyer expressly acknowledges and agrees that it will pay the full purchase price for the difference between the actually purchased product quantity and the agreed product quantity.

2.7. Except for the two special circumstances as set forth below, without the prior written consent of the Seller, the Buyer shall not resell the Products or act as the reseller or redistributor of the Products: (i) the Buyer may use the Products for its production; and (ii) the Buyer may resell or distribute the Products to any of its Affiliates.

Section 3 Supply of Products

3.1 Products

The Products supplied under this Agreement shall comply with the specifications as listed in Exhibit A or the specifications already amended and implemented by the Parties at the supply of the Products. Such specifications shall be amended in writing with the mutual consent of the Parties.

3.2 Price

3.2.1 The price of the Products within the term of this Agreement is a fixed price (subject to Exhibit B). The Parties agree that once this Agreement is executed, neither Party shall request the other Party to adjust the product price for whatever reason, regardless of any circumstance.

3.2.2 The price under this Agreement is an after-VAT price (i.e. the price is a net price and does not contain any tax) and is adjusted according to VAT at invoicing. This price does not include any transport, insurance and other circulation expenses as well as the taxes regarding the Products payable by the Buyer separately. That is to say, the Seller issues a VAT invoice and the tax beyond the net price is borne by the Buyer.

3.3 Quantity

3.3.1 The supply quantity of the Products within the term of this Agreement is subject to Exhibit B. In each quarter (every three consecutive months commencing from April 2008 are a quarter. The rest may be deduced by analogy), the Seller is entitled to adjust the supply quantity within 10% of total quarterly quantity. The quantity adjustment made by the Seller within a specific quarter shall be made up to the Buyer in next quarter, i.e. if the Seller makes an adjustment in a specific quarter, it shall make up the shortage to the Buyer prior to expiry of next quarter. In this case, the Seller is exempt from any defaulting liability. In addition, the Parties agree that once this Agreement is executed, neither Party shall request the other Party to adjust the product quantity for whatever reason, regardless of any circumstance.

3.4 Quality

3.4.1 The quality standards of the Products under this Agreement are subject to the specifications given in Exhibit A. In case any dispute regarding product quality arises between the Parties, the Parties will entrust a legal inspection institution to perform appraisal and the appraisal report issued by this appraisal institution shall prevail. If the Products indeed have quality problems, all the expenses arising from appraisal shall be borne by the Seller; if the Products have no quality problems, these expenses shall be borne by the Buyer.

The Parties specifically agree: product specifications adopt the standards presently set forth in Exhibit A from the Effective Date. The Parties shall amend Exhibit A every two years: every 24 months after the Effective Date, the Parties shall negotiate about the amendment of Exhibit A 30 days in advance; if the Parties fail to reach an agreement within two weeks after negotiations commence, the Parties shall endeavor to obtain the product specifications of the top three solar grade polysilicon manufacturers in terms of output (including the Seller if it is then one of the top three in terms of output) in China Mainland within one month and negotiate to amend the contents of Exhibit A on the basis of average specifications; if the Parties still cannot agree upon the amended specifications within such one-month period, the Parties shall purchase 100kg samples from each of the said three manufacturers and send samples to the legal inspection institution for inspection, with the expenses to be equally shared by the Parties. The Parties shall obtain the average value of the inspection reports on the products of these three manufacturers issued by this inspection institution as soon as practicable, as the standards of amended Exhibit A. Such amended standards shall be implemented on the 31st day from receiving the inspection reports on the products of the said three manufacturers. For avoidance of doubt, when any Party receives inspection reports, it is deemed that the Parties receive inspection reports.

3.5 Payment

3.5.1 Advance Payment. The Buyer agrees to pay to the Seller an Advance Payment of [****]†. Such Advance Payment is interest-free and all the interest thereto is owned by the Seller. Unless otherwise specified herein, this Advance Payment is non-refundable and irrevocable. The payment term of such Advance Payment is subject to Exhibit B. Unless otherwise set forth in Exhibit B, the Buyer explicitly acknowledges that it has understood and agreed: unless this Agreement is prematurely cancelled or terminated by the Buyer due to the default by the Seller or is terminated after the mutual agreement of the Parties, once this Agreement is executed, in no event is the Seller required to refund all or any portion of the said Advance Payment to the Buyer. Such Advance Payment shall only be used to offset the Payment for Goods payable by the Buyer in accordance with the provisions of this Agreement. The Parties acknowledge that from [****]† the Buyer may offset each monthly Payment for Goods with [****]† of the total Advance Payment (if penalty or damages are deducted by the Seller from the Advance Payment due to the Buyer’s default, then with the [****]† of the balance (if any) of the Advance Payment less penalty or damages) until the Advance Payment is fully offset. After this Agreement is fully performed or is prematurely cancelled or terminated for the Seller’s default or the Parties or is terminated after the mutual agreement of the Parties, the Seller shall refund all the remaining portion of the Advance Payment (if any) at no interest to the Buyer within ten days following the full performance of this Agreement or premature cancellation or termination of this Agreement.

†	This portion of the contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.

If the Buyer defaults under this Agreement, the Seller is entitled to directly deduct relevant penalty or damages from the Advance Payment according to the provisions of this Agreement and request the Buyer to pay the amount of such deduction so as to make up the deficiency of the Advance Payment. Otherwise, the Buyer is deemed to default under this Agreement and shall undertake the defaulting liability under Article 8.3 below.

3.5.2 Payment for Goods. The Buyer shall make the Payment for Goods to the Seller pursuant to the provisions of Exhibit B before the Seller delivers the Products. Before the Seller receives the full Payment for Goods, the Seller is entitled to refuse to deliver the Products to the Buyer. Within 35 days of receiving the full Payment for Goods from the Buyer, the Seller shall deliver the Products corresponding to such Payment for Goods.

3.5.3 After the Buyer makes each full Payment for Goods to the Seller, the Seller shall submit to the Buyer the corresponding official VAT invoice complying with legal requirements and covering the full amount of the Products specific to such payment within 15 days. Before each Payment for Goods is settled up, the title of the Products specific to such payment shall belong to the Seller.

3.6 Delivery

3.6.1 All the Products shall be delivered on the basis of the product delivery schedule in Exhibit B.

3.6.2 Place of Delivery. The Products shall be delivered to the premises of the Buyer or such other place as may be designated by the Buyer (e.g. workshop, factory or warehouse). Upon delivery, the risk of loss of the Products shall be passed on to the Buyer.

3.6.3 Transport and Insurance. The transport expenses and insurance premium of the Products under this Agreement shall be borne by the Buyer.

3.6.4 In the event that the delivery of the Products is delayed at the request of the Buyer or due to the failure on the part of the Buyer to receive the Products on the date of delivery, the Seller may deposit the goods with the notary organ or seal up the goods in the Seller’s warehouse at the risk and expense of the Buyer and from the time when the goods are deposited or sealed up, the risk of goods is passed on to the Buyer. The Buyer shall bear the depositing or sealing-up expenses. If the failure by the Buyer to accept the Products exceeds sixty days, it shall be deemed that the Buyer has irrevocably accepted the Products. Such Products shall be at the disposal of the Buyer and the benefits shall belong to the Buyer.

If the Buyer cannot purchase the Products from the Seller in the quantity as specified in this Agreement in a specific month, for the purpose of reducing losses, the Seller may resell the Products not purchased by the Buyer to domestic and foreign markets, but the Buyer shall pay to the Seller the price difference between the reselling price and the price set forth herein as well as resale-related expenses.

3.6.5 In case of delayed delivery by the Seller as set forth under Article 4.4, the Buyer shall provide a reasonable extension to the Seller. This extension is 10 to 30 days (to be agreed upon by the Parties). Within the extension hereof, the Seller does not undertake any defaulting liability. If the Seller still fails to deliver the Products that shall be delivered upon expiry of such extension, the Seller shall assume the defaulting liability for delayed delivery under Article 8.4

With the consent of the Buyer, the Seller may make partial delivery.

3.6.6 Inspection. The Buyer shall, within four weeks of the delivery of the Products, inspect the received Products (inspection is made only for silicon materials. For the inspection of silicone materials, the Parties do not accept the inspection method for silicon wafers). If the Buyer has any objection, the Buyer shall give to the Seller a written notice of product defects within this period. If the Buyer fails to do so, the delivered Products shall be deemed qualified and the Buyer shall unconditionally accept all the goods.

3.6.7 It is understood and agreed by the Parties: the Seller will supply the Products only in accordance with Exhibit A hereto; the Buyer will be solely responsible for the fitness of the Products for any particular purpose as well as the processing, use and application of the Products.

3.7 Warranty

3.7.1 The Parties agree and acknowledge: all the risks resulting from the fluctuations of the market price of the Products shall be borne by the Parties respectively; within the term of this Agreement, the Buyer shall purchase the goods in the product quantity as set forth herein and the Seller shall supply the goods in the product quantity and quality as set forth herein.

3.7.2 Quality warranty. The Seller only warrants that the delivered Products will conform to the specifications in Exhibit A. If the Products do not conform to the specifications in Exhibit A, the Buyer is entitled to request the Seller to replace them with the conforming Products within twenty days. If the Seller still cannot supply conforming Products within such period, the Seller shall undertake the defaulting liability for delayed delivery under Article 8.4 Except this warranty, the Seller does not make any or all other warranties, explicit or implied, with respect to the Products, including any warranty of merchantability or fitness for a particular purpose.

(a) Where any claim or lawsuit arises in connection with any defect of the Products, the Buyer is entitled to choose any of the following remedies and the Seller’s obligation is specifically limited to: (i) replace nonconforming Products or refund the purchase price of such nonconforming Products; or (ii) pay an indemnity not exceeding the purchase price of the Products resulting in a claim for damages. Only after giving a notice to the Seller pursuant to the provisions of this Agreement may the Buyer exercise any remedy.

(b) The Parties agree that the remedies under this Agreement are adequate. Notwithstanding the foregoing provision, neither Party shall have any liability for any special, incidental, consequential, indirect or other damages sustained by the other Party due to the violation by such Party of the obligations under this Agreement or for any reason other than as specified in this Agreement, whether in infringement lawsuit, strict liability, patent infringement, trademark infringement or otherwise.

4. Force Majeure

4.1 Events of Force Majeure

If either Party is delayed in or prevented from performing the obligations under this Agreement owing to any event beyond its reasonable control, and such delayed or prevented Party commits no fault or negligence (subject to the provisions of Article 8), such Party shall not be held liable for such delayed or prevented performance and also not be deemed to default under this Agreement. Such events include, but are not limited to, act of God, war, riot, explosion, fire, legal change and government act or omission resulting in such delayed or prevented performance (hereinafter collectively referred to as “Events of Force Majeure”). In the event that the performance of this Agreement by the Buyer is delayed or prevented for the reasons of the Buyer’s carrier, subcontractor or supplier (i.e. their delayed or prevented performance), and the delayed or prevented performance of such carrier, subcontractor or supplier arises from any of the said Events of Force Majeure, the delayed or prevented performance by the Buyer constitutes the delayed or prevented performance caused by an Event of Force Majeure as specified in this Article. The term of this Agreement shall be extended by the period when the performance of this Agreement is prevented by an Event of Force Majeure.

4.2 Notification and Reply

The prevented Party shall without any undue delay notify the other Party in writing of the occurrence of an Event of Force Majeure, indicating the complete explanation of such event and its reason, current situation of such event and the measures taken or to be taken by such Party to overcome such event. The prevented Party shall exercise due diligence to overcome the delay in performing this Agreement caused by such Event of Force Majeure and take reasonable measures at its own expenses to remedy the delay.

4.3 Effect of Force Majeure

Where either Party is delayed in or prevented from performing this Agreement due to an Event of Force Majeure, the period of its performance shall be extended by the reasonable time required to overcome the effect of such event.

4.4 Exemption

In case any of the following circumstances occurs, the Seller may delay delivery without any defaulting liability on it:

4.4.1 The Seller overhauls or maintains equipment (the number of overhauls does not exceed three times every year).

5. Intellectual Property Rights

Any and all drawings, data, designs, tools, equipments, programs, engineering changes, inventions, trade secrets, copyrights, line layout design rights, source codes, object codes, patent applications, know-how, computer and/or product software (including some software), trademark rights, all technical information or other information developed, produced or provided by the Seller during the development, production or manufacturing of the Products shall be exclusively proprietary to the Seller (or any of its licensors, if any). Any provision of this Agreement shall not be construed in a manner that the ownership or any other right of the Products has been granted to the Buyer. The Buyer agrees that it will not perform reverse engineering for any Product purchased under this Agreement.

6. Confidentiality Obligations and Confidential Information

6.1 The Parties acknowledge and agree that the terms of this Agreement and some information (including investigation information, technical information, product development information, marketing plan or conditions, product information, business strategy information or other similar information) exchanged (between the Parties pursuant to this Agreement) shall be the Confidential Information of the Disclosing Party. The purpose of exchange of the Confidential Information is to enable the Parties to appropriately perform their respective obligations and responsibilities under this Agreement. Within the term of this Agreement and two years following the termination/expiry of this Agreement, except as otherwise specified by applicable laws, regulations or stock exchange’s rules, the Party receiving any Confidential Information and any of its employees, lawyers, financial consultants, officers, directors and shareholders given access to such Confidential Information (hereinafter referred to as “Receiving Party”) shall not use in any way the terms of this Agreement or any Confidential Information disclosed by the Disclosing Party or divulge, disclose or communicate such information to any individual, enterprise, company or entity without the prior written consent of the Disclosing Party. But each

Party may divulge, disclose or communicate the terms of this Agreement or any Confidential Information disclosed by the Disclosing Party to any of its Affiliates, provided, however, that such Affiliate guarantees to keep the said information strictly confidential pursuant to the provisions of this Agreement and such Affiliate needs to know the said information. Each Party further agrees that it will exercise at least the same degree of care, but not less than a reasonable degree of care, to protect the confidentiality of, and to prevent the publication or disclosure of, the Confidential Information disclosed by the other Party to it hereunder as it exercises to protect its own confidential information. Confidential Information does not (and will not) include the information which is:

(a) already known by the Receiving Party prior to disclosure by the other Party;

(b) publicly available through no fault of the Receiving Party;

(c) rightfully received from a third party without a duty of confidentiality;

(d) independently developed by the Receiving Party;

(e) disclosed with the written approval given by the Disclosing Party pursuant to the provisions of this Agreement; or

(f) disclosed by the Receiving Party under requirement of law or for the submission of financial statements, provided that, to the extent reasonably possible, the other Party is given notice and an opportunity to object.

6.2 The Parties shall keep such Confidential Information in confidence. Neither Party shall reproduce or use such Confidential Information for any purpose other than the performance of its obligations under this Agreement. Each Party shall return all Confidential Information to the other Party after it fully performs its obligations or at the request of the other Party.

6.3 The Parties acknowledge and agree that any unauthorized use or disclosure of any of the Confidential Information will cause the Disclosing Party irreparable harm for which the Disclosing Party would have no adequate remedy at law. Accordingly, the Parties agree that, in the event of any breach or threatened breach by the Receiving Party of its obligations hereunder, the Disclosing Party shall be entitled, in addition to any other rights and remedies it may have, to immediate injunctive relief prohibiting any violation of this Agreement.

6.4 The Parties (including their respective Affiliates receiving the Confidential Information pursuant to this Agreement) agree that each Party shall comply with the confidentiality obligations and responsibilities under this Article and neither party shall communicate to the public or release any announcement, report, statement or information regarding this Agreement or any transaction or provision under this Agreement without the consent of the other Party, provided, however, that a Party or any of its Affiliates may disclose the contents of this Agreement to the extent of the mandatory requirements of the applicable laws in its location. Each Party may make news release with respect to the execution and contents of this Agreement after the Parties reach an agreement about the specific contents of news release.

7. Title and Use of Drawings, Documents and other Items

Any and all drawings, blueprints, molds, models, tools, printing plates and other items or documents provided or made by the Seller for the development, production or manufacturing of the Products under this Agreement shall be exclusively proprietary to the Seller and shall be immediately returned to the Seller upon expiry, termination or cancellation of this Agreement. All of them shall be only used by the Buyer to perform this Agreement and shall not be used for the benefit of any other party.

8. Termination

8.1 The Buyer acknowledges and agrees that the Seller has, based on its trust in the Buyer and its judgment of the product quantity required by the Buyer, invested a big sum of money to expand its productive capacity so as to meet the Buyer’s product requirement. The Parties acknowledge that the following is the expression of their true intentions: the Parties agree to respectively bear the risk of market price adjustment; within the valid term of this Agreement, the Buyer is obliged to purchase goods in the product quantity as specified in this Agreement and the Seller is obliged to supply goods in the product quantity as specified in this Agreement. Accordingly, the reasons and conditions for premature termination of this Agreement by the Parties prior to the expiry of the term of this Agreement are specifically subject to the provisions of Article 8.

8.2 The Seller acknowledges and agrees that the Buyer has, based on its trust in the Seller and its judgment of the product quantity undertaken by the Buyer, invested a big sum of money to expand its productive capacity. The Parties acknowledge that the following is the expression of their true intentions: the Parties agree to respectively bear the risk of market price adjustment; within the valid term of this Agreement, the Buyer is obliged to purchase goods in the product quantity as specified in this Agreement and the Seller is obliged to supply goods in the product quantity as specified in this Agreement. Accordingly, the reasons and conditions for premature termination of this Agreement by the Parties prior to the expiry of the term of this Agreement are specifically subject to the provisions of Article 8.

8.3 Buyer’s Liability for Delayed Payment

If the Buyer delays any Advance Payment, the Buyer shall pay a penalty at a daily rate of 0.1% of the payable sum. If any Advance Payment is delayed for thirty days and is still not fully made by the Buyer, the Seller is entitled to terminate this Agreement at any time thereafter. In case of such termination by the Seller, in addition to the above cumulative penalty for Advance Payment, the Buyer shall pay a penalty at 5% of the Total Agreement Price as set forth in Exhibit B hereto. The Seller may also not terminate this Agreement and penalty continues to be calculated cumulatively. If the Buyer delays any Payment for Goods and the delay is within thirty days, the Seller may give a notice of default correction to the Buyer and the Buyer shall timely correct its default. If the delay reaches thirty days and the Buyer fails to make correction, from the 31st day, the Buyer shall pay a penalty at a daily rate of 0.05% of such Payment for Goods. If the delay reaches ninety days and the Buyer fails to make full Payment for Goods, the Seller is entitled to terminate this Agreement at any time thereafter. In case of such termination by the Seller, in addition to the above cumulative penalty, the Seller may request the Buyer to pay a penalty covering the full amount of the unperformed portion of the Products the Buyer undertakes to purchase within the term of this Agreement (as set forth in Exhibit B); or (a) request the Buyer to pay the above cumulative penalty, (b) forfeit the balance of the Advance Payment already made by the Buyer and (c) request the Buyer to bear a penalty at 15% of the unperformed portion of the Total Agreement Price as specified in Exhibit B hereto. The Seller may also not terminate this Agreement and the penalty in (a) continues to be calculated cumulatively.

8.4 Seller’s Defaulting Liability

Except the circumstance as set forth in Article 3.3 hereof, if the Seller delays delivery of goods or delivered goods do not reach the agreed quantity, and the delay is within thirty days, the Buyer may give a notice of default correction to the Seller and the Seller shall timely correct its default. If the delay reaches thirty days and the Seller fails to make correction, from the 31st day, the Seller shall pay a penalty at a daily rate of 0.05% of the payment for the goods that shall be delivered but not delivered. If the delay reaches ninety days and the Seller fails to make delivery, the Buyer is entitled to terminate this Agreement at any time thereafter. In case of such termination by the Buyer, the Buyer may request the Seller to (a) pay the above cumulative penalty; (b) refund the balance of the Advance Payment already made by the Buyer and pay to the Buyer a penalty at 50% of the balance of the Advance Payment (if any); and (c) bear a penalty at 7.5% of the unperformed portion of the Total Agreement Price as specified in Exhibit B hereto. The Buyer may also not terminate this Agreement and the penalty in (a) continues to be calculated cumulatively.

8.5 The Parties acknowledge and agree that the possible losses resulting from the breach of this Agreement are already predicted at the conclusion of this Agreement, the calculation method of damages is the same as that of penalty and the amount of damages payable by the breaching Party does not exceed the maximum penalty payable to the other Party. The Parties hereby further agree to waive the right to demand adjustment if penalty is higher than actual damages as stipulated in Article 114 of the “Contract Law of the People’s Republic of China”.

9. Notices

All certificates or notices required hereunder shall be given in writing and addressed or delivered to the following representative (s). Notices shall be deemed received (a) upon delivery, when personally delivered; (b) upon receipt, when sent via registered or certified mail; and (c) on the second business day, when sent via EMS. Copies of all general correspondences regarding this Agreement shall also be sent to these representative (s):

If to the Seller:

Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

Address: 66# Yangshan Road, Xuzhou Economic Development Zone, Jiangsu Province

Attn.: Zhu Guomin, General Manager

If to the Buyer:

Changzhou Trina Solar Energy Co., Ltd.

Address: 2# Tianhe Road, Xinbei District Electronic Industry Park, Changzhou, Jiangsu Province

Attn.: Zhu Yu, Vice President

If the Buyer or the Seller needs to change its representative receiving notices, it shall give a written notice to the other Party. All the communications and correspondences between the Parties shall comply with the cooperation procedures that are to be agreed upon by the Parties.

10. Language

It is hereby acknowledged by the Parties that this Agreement is written in both Chinese and English languages, two versions are equally authentic and in case of any discrepancy, the Chinese version shall prevail.

11. Applicable Law

The validity, interpretation and performance of this Agreement shall be governed by the laws of the People’s Republic of China, excluding the laws of any country other than the People’s Republic of China and without regard to its conflict of law provisions.

12. Arbitration

Except as otherwise specified herein, any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its breach, termination or invalidity, shall be finally resolved by the China International Economic and Trade Arbitration Commission Shanghai Sub-commission (“CIETAC”) in accordance with CIETAC’s domestic arbitration rules then in effect. The seat of arbitration shall be Shanghai. The language to be used in arbitration proceedings shall be Chinese.

The arbitral award made and given by the arbitrators shall be final, binding and incontestable and may be used as the basis for a judgment by any court of competent jurisdiction. Arbitration expenses (including, but not limited to the expenses arising from the appointment of arbitrators) shall be borne by the Parties according to the arbitral award.

13. No Waiver

The failure of a Party to insist upon or enforce strict performance of any of the provisions of this Agreement or to exercise any of its rights under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party’s right to assist or rely upon any such provisions or rights in that or any other instance.

14. Severability

If any provision of this Agreement is held to be invalid or unenforceable under applicable laws, such invalid or unenforceable provision shall be construed to the maximum extent permitted by laws so that it is valid or enforceable to the greatest extent possible. The remaining provisions of this Agreement shall continue in full force and effect.

15. Assignment

Except for the circumstances as set forth in Article 2.7 above, the Buyer or the Seller shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party. Any assignment hereof without the consent of the other Party shall be ineffective.

16. Survival

All the remedial obligations, indemnities, and confidentiality rights and obligations provided for herein shall survive the cancellation, expiration or termination hereof.

17. Amendment

No amendment, modification or waiver of any provision of this Agreement shall be effective except by a written instrument signed by the Buyer and the Seller.

18. Entirety

This Agreement and its exhibits attached hereto constitute the entire agreement reached by the Parties with respect to the subject matter hereof and supersede and replace any and all prior or contemporaneous agreements or understandings reached by the Parties with respect to the subject matter hereof.

19. Effectiveness

This Agreement shall go into effect as of the date when it is signed and sealed by the Parties.

(No text below)

(Signature page)

Seller: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

(Company seal) (seal of Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.)

(Signature of authorized representative) /s/________________

Signing date: March 29, 2008

Buyer: Changzhou Trina Solar Energy Co., Ltd.

(Company seal) (seal of Changzhou Trina Solar Energy Co., Ltd.)

(Signature of authorized representative) /s/________________

Signing date: March 29, 2008

Exhibit A Technical Indexes of Solar Grade Polysilicon

[****]†

†	This portion of the contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.

Exhibit B Trina Solar Monthly Supply Quantity, Purchase Price and Advance Payments

2008 Monthly Plan of Supply and Purchase Price

Month	Unit	April		May		June		July		Aug		Sept		Oct		Nov		Dec		Total
Planned quantity of Polysilicon supplied	Ton	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	300
Price
Unit price excluding tax (RMB)	RMB/kg	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Total price excluding tax	RMB	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Unit price with tax included (RMB)	RMB/kg	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
The then current applicable tax rate		[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Monthly settlement date		[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Total price with tax included	Yuan	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†

2009-2010 Plan of Supply and purchase price

Year	Unit	Year 2009										2010
Quarter		1st quarter		2nd quarter		3rd quarter		4th quarter		Total		1st quarter		2nd quarter		3rd quarter		4th quarter		Total
Planned quantity of Polysilicon supplied	Ton	[****]	†	[****]	†	[****]	†	[****]	†	850		[****]	†	[****]	†	[****]	†	[****]	†	1950
Unit price with tax included (RMB)	RMB/kg	[****]	†	[****]	†	[****]	†	[****]	†			[****]	†	[****]	†	[****]	†	[****]	†
Total price with tax included	RMB	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†

Plan of supply by 8-year long-term contracts and purchase price

Year		2008		2009		2010		2011		2012		2013		2014		2015		Total
Quantity	Ton	300		850		1950		[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	16350
Unit price with tax included (RMB)	RMB/kg	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Total price with tax included	RMB	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Advance payment	RMB
Payment deadline for advance payments	Deadline of payment	[****]	†	[****]	†	[****]	†
	RMB	[****]	†	[****]	†	[****]	†											[****]	†

Terms:

1.	[****]†

2.	[****]†

3.	[****]†

4.	[****]†

†	This portion of the contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.